From: "IR @ TBS" <ir@thebarterstore.net>
Subject: MycityPoint Sale Contract
Date: July 7, 2010 12:09:30 PM PDT
To: Mark Scharbo <mscharbo@gmail.com>
6 Attachments, 5.2 MB

6 pages enclosed

Please send the employment agreement starting in April 26th. To the name of Israel Rivera for 1,500 Dlls
Please send the employment agreement starting in April 26th. To the name of Yanina Rivera for 3,500 Dlls

Israel Rivera

ASSET ACQUISITION AGREEMENT

This ASSET ACQUISITION AGREEMENT (the "Agreement") is entered into as of June 21, 2010 (the "Closing Date") by and between Jarish, Inc., a California corporation ("Jarish"), and Thrive World Wide, Inc. a Nevada corporation ("Purchaser").

RECITALS

WHEREAS, JARISH is the owner, operator and administrator of the business assets known as "mycitypoint.com" and the associated web sites "www.pointcredits.com and www.pointscredits.com."(the "Assets"); and

WHEREAS, JARISH desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from JARISH a one hundred percent (100%) interest in the Assets on the terms and conditions set forth herein:

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NOW, THEREFORE, in consideration of the mutual promises, undertakings and agreements below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1. PURCHASE AND SALE OF THE ASSETS.

1.1 Purchase and Sale of Assets. JARISH hereby sells, transfers, assigns and delivers to Purchaser, free and clear of any liens or encumbrances of any kind which have been created or granted by JARISH, one hundred percent (100%) of all of JARISH's right, title and interest in the following assets, whether now existing or hereafter acquired (collectively, the "Assets"):

A. Domain Names. The "www.mycitypoint.com www.pointcredits.com and www.pointscredits.com" Internet domain names, including all registrations thereof, including, without limitation, the Network Solutions, Inc., or any other applicable registrar, registration thereof, and all rights to listings or keyword associations in any Internet search engines or directories associated with the domain name (collectively, the "Domain Name").

B. Web Site and Web Site Materials. The web pages created or acquired by or for JARISH with

respect to the Business and associated with, or located at or under, the Domain Names (collectively, the "Web Site"), including all Web Site Materials. The "Web Site Materials" include, without limitation: (i) web pages, support files and related information and data associated with the Web Site; (ii) any and all text, graphics, HTML or similar code, applets, scripts, programs, databases, source code, object code, templates, forms, image maps, documentation, audio files, video files, log files or customer data; (iii) all copyrights, copyright registrations, copyright applications, trade secrets, moral rights, publicity rights and know-how; (iv) all content that has appeared in any past or present editions of the Web Site, whether archived on the Web Site or otherwise; and (v) the operation, concepts, file transfer protocols (FTP), Domain Name Servers ("DNS"), look and feel of the Web Site and Web Site Materials and business ideas associated with the Business (the "Content").

C. Trademarks. All trademarks, trade names or service marks related to the Domain Names and "mycitypoint.com" including any registrations or applications for registration, and all goodwill associated therewith (collectively, the "Marks"). All income, royalties, damages and payments due or payable and causes of action for infringement or violation of all rights in and to the Marks after the Closing Date as they pertain to the rights hereby assigned.

D. Customer Information. All customer lists, databases, files and documents relating to customers.

E. Permits and Licenses. All governmental franchises, licenses, approvals, authorizations and permits that are held or used primarily in connection with the Business.

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Section 2. PURCHASE PRICE. In consideration for JARISH's sale, transfer and assignment of a one hundred percent (100%) interest in the Assets, Purchaser shall pay to JARISH the sum of Two Million (2,000,000) shares of its common stock (the "Purchase Price").

Section 3. CLOSING

3.1 Date of Closing. Subject to the terms and conditions set forth herein, the closing of the transactions contemplated hereby (the "Closing") shall be held at ______ a.m. at the offices of counsel for the Seller on or before ________, 2010, provided that all conditions to the Closing have been satisfied at or such other time, date and place as shall be fixed by agreement among the parties hereto. The date on which the Closing shall occur is referred to herein as the "Closing Date." At the Closing, the parties shall execute and deliver the documents referred to in Section 3.2.

3.2 Items to be Delivered at Closing. At the Closing and subject to the terms and conditions herein contained:

(a) Seller shall deliver or cause to be delivered to Buyer the following:
   a. One or more Bills of Sales and such other good and sufficient instruments and documents of conveyance and transfer executed by Seller, in a form reasonably

documents of conveyance and transfer executed by Seller, in a form reasonably satisfactory to Buyer and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, Buyer all of Seller's right, title and interest in and to the Assets, including without limitation (A) good and valid title in and to all of the Assets owned by Seller and (B) all of the instruments and other documents included in the Assets to which Seller is a party or by which it has rights on the Closing Date; and

b. A certificate, signed by a duly authorized offiers of the Seller and dated the Closing Date, representing that the terms and conditions of this Agreement have been satisfied.

3.2. Further Assurances. At any time or from time to time after the Closing Date, upon either party's written request and without further consideration, the other party shall take such other actions as the requesting party may reasonably deem necessary or desirable in order to consummate the terms of, obligations under and transactions contemplated by, this Agreement.

Section 4. REPRESENTATIONS AND WARRANTIES.

4.1 Authority. JARISH and Purchaser each represent to the other that it has the right to enter into this Agreement and has the ability to perform its obligations hereunder, including the assignment, transfer and delivery by JARISH, and purchase by Purchaser, of a One Hundred percent (100%) interest in the Assets hereunder. Each of JARISH and Purchaser is a corporation, limited liability company, partnership, trust, limited partnership or similar entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

4.2 "As Is" "Where Is". Purchaser has received all of information and documentation it requires in connection with the Assets and, except as expressly provided herein, is acquiring its interest in the Assets "as is" "where is".

4.3 Each Jarish Shareholder is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

4.4 Each Jarish Shareholder is acquiring the Surviving Corporation Common Stock for investment for such Jarish Shareholder's own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof except in compliance with the Stockholders' Agreement and as permitted by Law, including, without limitation, the Securities Act. Each Jarish Shareholder does not have any present Intent to resell or distribute all or any part of its shares of the Surviving Corporation Common Stock. If such Jarish Shareholder is a corporation, trust, partnership or other organization, it was not organized for the specific purpose of acquiring the Surviving Corporation Common Stock.

4.5 Each Jarish Shareholder has been advised that the Surviving Corporation Common Stock have not been registered under the Securities Act, that the Surviving Corporation Common Stock may not be sold or otherwise disposed of unless they are registered thereunder or an exemption from registration is available and that accordingly such Jarish Shareholder may be required to bear the economic risk of the investment in the Holdings Common Stock for an indefinite period of time. Each Jarish Shareholder also understands that the Surviving Corporation does not have

any intention of registering the Surviving Corporation Common Stock under the Securities Act or of supplying the information which may be necessary to enable such Jarish Shareholder to sell the Surviving Corporation Common Stock pursuant to Rule 144 under the Securities Act.

4.6 Each Jarish Shareholder has been given the opportunity to obtain any information or documents, and to ask questions and receive answers about such documents and the business and prospects of the Purchaser, Jarish and the Surviving Corporation (including, without limitation, the transactions to be consummated pursuant to the terms of this Agreement), as it deems necessary to evaluate the merits and risks related to its investment in the Surviving Corporation Common Stock and no representations concerning such matters or any other matters related to such investment have been made to such Jarish Shareholder except as set forth in this Agreement. Each Jarish Shareholder has consulted its own attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for such Jarish Shareholder, including the tax and other economic considerations related to the investment.

4.7 Each Jarish Shareholder (i) has knowledge and experience in financial and business matters such that such Jarish Shareholder is capable of evaluating the merits and risks of the purchase of the shares of the Surviving Corporation Common Stock as contemplated by this Agreement, (ii) understands and has taken cognizance of all risk factors related to the purchase of the Surviving Corporation Common Stock and (iii) is able to bear the economic risk of the investment in the Surviving Corporation Common Stock for an indefinite period of time and can afford to suffer a complete loss of the investment in such the Surviving Corporation Common Stock.

4.8 Each Jarish Shareholder has been informed that the offer of the Surviving Corporation Common Stock is being made pursuant to an exemption from the registration requirements of the Securities Act relating to transactions by an issuer not involving a public offering, and that, consequently, the materials relating to the offer have not been subject to review and comment by the staff of the Securities and Exchange Commission or any other governmental authority.

4.9 None of the Jarish Shareholders is subscribing for the Surviving Corporation Common Stock as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspapers, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a Person not previously known to the Jarish Shareholders in connection with investments in securities generally.

4.10 No Other Representations. Except as expressly set forth in this Agreement, neither party makes any further representations or warranties concerning the subject matter contained herein.

4.11 Survival. Each of the representations, warranties and agreements of each of Purchaser and

JARISH contained in this Agreement shall survive the Closing Date.

Section 5. MISCELLANEOUS.

5.1 Relationship of the Parties. Purchaser is and shall remain at all times an independent contractor. Neither party is, nor will be deemed to be, an agent or legal representative of the other party for any purpose. Neither party will be entitled to enter into any contracts in the name of or on behalf of the other party, and neither party will be entitled to pledge the credit of the other party in any way or hold itself out as having authority to do so.

5.2 Assignment. Neither this Agreement nor any interest hereunder will be assignable in part or in whole by either party without the prior written consent of the non-assigning party, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that (i) either party may freely assign its rights to receive payments under this Agreement and (ii) either party may assign is rights and obligations under this Agreement to any Affiliate. For purposes hereof, "Affiliate" means, with respect any person or entity, any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such other person or entity (where the term "control" means the possession, direct or indirect, of the power to cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise). This Agreement will be binding upon the successors and permitted assigns of the parties and the name of a party appearing herein will be deemed to include the names of such party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment which is not in accordance with this section will be void.

5.3 Governing Law and Venue. This Agreement is made in accordance with and shall be governed and construed in accordance with the laws of the State of Wisconsin, U.S.A., excluding its conflict of law provisions. The federal and state courts in the State of Wisconsin shall have exclusive jurisdiction and venue over all actions in connection with this Agreement.

5.4 Dispute Resolution. In the event of any controversy, dispute or claim arising out of or related to this Agreement or the breach thereof, Purchaser and JARISH agree to meet and confer in good faith to attempt to resolve the controversy, dispute or claim without an adversary proceeding. If the controversy, dispute or claim is not resolved to the mutual satisfaction of Purchaser and JARISH within ten (10) business days of notice of the controversy, dispute or claim, Purchaser and JARISH agree to waive their rights, if any, to a jury trial, and to submit the controversy, dispute or claim to a retired judge or justice for binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Purchaser and JARISH agree that the only proper venue for the submission of claims shall be the County of Walworth, Wisconsin, and that the hearing before the referee shall be concluded within nine (9) months of the filing and service of the complaint. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any dispute resolution proceedings contemplated by this provision shall be as confidential and private as permitted by law.

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5.5 Notices. All notices and other communications under this Agreement will be in writing and shall be made by (i) personal delivery, (ii) certified or registered mail, return receipt requested, (iii) fax or (iv) e-mail, delivery acknowledgement requested. Notices shall be addressed as set forth on the signature pages hereto. Notices given via personal delivery shall be effective upon delivery. Notices given via certified or registered mail, return receipt requested, fax or e-mail, delivery acknowledgement requested, shall be effective five (5) days after delivery.

5.6 Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each party.

5.7 Waiver. No provision of this Agreement will be waived by any act, omission or knowledge of a party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving party.

5.8 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be in effective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

5.9 Attorneys' Fees. In the event that any suit, arbitration, legal action, proceeding or dispute between the parties arises in connection with this Agreement, the party prevailing shall be entitled to recover all expenses, costs and fees, including reasonable attorney's fees, actually incurred in association with such action.

5.10 Entire Agreement. This Agreement, including all Exhibits, is the complete, final and exclusive understanding and agreement of the parties and cancels and supersedes any and all prior negotiations, correspondence and agreements, whether oral or written, between the parties respecting the subject matter of this Agreement.

6. Post-Closing Matters

6.1 Transition Services. The Seller agrees to provide reasonable assistance to the Buyer in connection with the transition of the Assets to the Buyer.

6.2 Further Assurances. The Seller and each of the Shareholders hereby covenants and agrees to make, execute and deliver to the Buyer any powers of attorney and other authority which the Seller may lawfully make, execute and deliver, in addition to any such powers and authorities as are contained herein, which may reasonable be or become necessary, proper or convenient to enable the Buyer to reduce to possession, collect, enforce, own or enjoy any and all rights and benefits in, to, with respect to, or in connection with, the Assets, or any part or portion thereof. From and after the Closing Date, Seller will promptly refer all inquiries with respect to ownership of the Assets to Buyer. Following the Closing Date, the Purchaser shall have sole and absolute discretion over the operation of the Business and exploitation and disposition of the Assets

discretion over the operation of the Business and exploitation and disposition of the Assets, except as specifically set forth in the Rights Agreement.

6.3 Payment of Liabilities. The Seller shall satisfy and discharge as the same shall become due, all of Seller's liabilities, obligations, debts and commitments including but not limited to Tax Liabilities, in accordance with this Agreement, other than Assumed Liabilities.

7. Risk of Loss

Prior to the Closing, the risk of loss (including damage and/or destruction) of all of the Seller's assets, including without limitation the Assets, shall remain with the Seller, and the legal doctrine known as the "Doctrine of Equitable Conversion" shall not be applicable to this Agreement or to any of the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Jarish, INC.

By:
Name: Israel Rivera
Title: President
Address:

Thrive World Wide, Inc

By:
Name: Andrew Schenker
Title: President
Address: 638 Main St
Lake Geneva, WI 53147